SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2013

XZERES Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-91191	74-2329327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9025 SW Hillman Court, Suite 3126 Wilsonville, OR	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-388-7350

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2013, Xzeres Corp. (the “Company”) entered into a series of agreements that provide the Company with a senior secured lending facility (the “Loan”) in an initial amount of $2.1 million up to a potential total funding amount of $6.5 million, subject to certain performance conditions. The Loan is funded by Renewable Power Resources, LLC, a Delaware limited liability company with offices in New York (the “Lender”). Balances owed under the Loan bear interest at an annual rate of 10%. Unused loan balances bear interest at 2.25% per annum. The Loan also provides for other fees and compensation due to the Lender, including but not limited to a collateral administration fee of 2.75% and the grant of a warrant to purchase up to 7.5 million shares of our common stock at any time over the next 48 months at a strike price of $0.35 per share. The Lender also has the ability to convert up to $1.625 million of the balance owed under the Loan into an additional warrant to purchase up to 3.25 million shares of our common stock, also exercisable at $0.35 per share. The Loan is made by the Company and its US subsidiary and is guaranteed by our UK subsidiary.

Also as a result of the Loan, certain terms of our existing $1.5 million secured credit facility with Hanover Holdings I, LLC ("Hanover") have been amended. In particular, the Company and Hanover have agreed to a revised payoff schedule for the balance owed to Hanover under the current credit facility between the Company and Hanover, and Hanover has agreed to subordinate the priority of its security interest in our assets to the new security interest created in favor of Renewable Power Resources, LLC as part of the Loan.

The forgoing is a summary only and not a complete description of the provisions of the documents that memorialize the Loan and its related transactions, including our amendments to our existing credit facility with Hanover. The text of the key operative transaction documents are attached hereto as Exhibits 10.1-10.11.

The Amended and Restated Collateral Agreement, Guaranty and Pledge Agreement and Amended and Restated Revolving Credit Note with Hanover Holdings I, LLC, are attached hereto as Exhibits 10.8-10.11.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated into this Item 3.03 by reference.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On April 5, 2013, XZERES Corp. made available to interested parties the attached press release as Exhibit 99.1.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Loan Agreement with Renewable Power Resources, LLC
10.2	Revolving Credit Note with Renewable Power Resources, LLC
10.3	Pledge and Security Agreement with Renewable Power Resources, LLC
10.4	Warrant with Renewable Power Resources, LLC
10.5	Trademark Collateral Assignment And Security Agreement with Renewable Power Resources, LLC
10.6	Patent Collateral Assignment And Security Agreement with Renewable Power Resources, LLC
10.7	Guarantee with Renewable Power Resources, LLC
10.8	Amended and Restated Collateral Agreement with Hanover Holdings I, LLC
10.9	Guaranty and Pledge Agreement with Hanover Holdings I, LLC
10.10	Amended and Restated Revolving Credit Note with Hanover Holdings I, LLC
10.11	Intercreditor And Subordination Agreement with Hanover Holdings I, LLC
99.1	Press Release dated April 5, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xzeres Corp.

/s/ Frank Greco

Frank Greco

Chief Executive Officer

Date: April 5, 2013

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